Exhibit 5

4801 Main Street, Suite 1000 Kansas City, MO 64112 MAIN 816.983.8000 fax: 816.983.8080

September 1, 2009

Monmouth Real Estate Investment Corporation Juniper Business Plaza 3499 Route 9 North, Suite 3-C Freehold, New Jersey 07728

Re:           Monmouth Real Estate Investment Corporation

Ladies and Gentlemen:

We are legal counsel to Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), and have represented the Company in connection with the preparation and filing of its Registration Statement on Form S-3 (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), preferred stock (the “Preferred Stock”) and debt securities (the “Debt Securities”) and together with the Common Stock and Preferred Stock, the “Securities”).  The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

In connection with the foregoing, we have examined such documents, corporate records and matters of law as we have deemed necessary or appropriate in connection with these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of the Company (the “Board”) or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or

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committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Securities to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Maryland General Corporation Law (the “MGCL”) and that, when adopted, the rights and privileges of the Preferred Stock will be in compliance with the MGCL.  We have also assumed that none of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in the articles of incorporation or bylaws of the Company or any comparable provisions in the articles supplementary creating any series of Preferred Stock.

 The opinions expressed above are limited to matters governed by Federal securities laws and by the MGCL.  Although we are not licensed in the State of Maryland we are generally familiar with the MGCL so that the opinions expressed above are limited to and based solely on a review of the MGCL excluding, however any case law construing the provisions of such statute or Maryland common law.   The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.           With respect to the shares of Common Stock, upon (i) the Board or an authorized committee thereof having duly authorized a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board or an authorized committee thereof (such consideration to be not less than the par value per share), and (ii) such shares of Common Stock having been issued and delivered against payment of the consideration therefore as set by the Board or an authorized committee thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to the shares of any series of Preferred Stock, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to fix and determine the designated number of shares of Preferred Stock and the terms of, and the amount, form and manner of payment of the consideration for, the Preferred Stock in accordance with the MGCL (such consideration to be not less than the par value per share), including the adoption of Articles Supplementary for such Preferred Stock in the form required by the MGCL; (ii) such Articles Supplementary having been duly filed with the Maryland State Department of Assessments and Taxation; and (iii) certificates conforming to the terms of the Preferred Stock having been issued and delivered against payment of the consideration therefore as set by the Board or an authorized committee thereof, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.           With respect to the Debt Securities, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to determine the rights and other terms of the Debt Securities and duly authorizing the issuance and delivery of the Debt Securities (the “Debt Securities Authorization”), (ii) establishment by the relevant debt agreement (the

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“Debt Agreement”) if applicable, (iii) such Debt Securities Authorization having been duly authenticated by the trustee, and (iv) such Debt Securities having been duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms of the Debt Securities Authorization, any applicable underwriting agreement, an indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s), such Debt Securities will constitute binding obligations of the Company enforceable in accordance with their terms, except as may be limited by the Exceptions (as defined below).

To the extent that the obligations of the Company under the indentures may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 3 above that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the indenture; that the indenture has been duly authorized, executed and delivered by the trustee and constitutes the legally valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance, with respect to acting as a trustee under the indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.  We further assume that the status of the Debt Securities as binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

The opinions expressed in paragraph 3 above shall be understood to mean only that if there is a default in performance of an obligation, (i) failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions (the “Exceptions”):

(a)	the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)
the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relied), concepts of materiality, reasonableness, good faith

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and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; and

(c)
the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Husch Blackwell Sanders LLP